                                                                   EXHIBIT 23.03

                                  June 1, 2004

Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019

                  Re:      Campbell Alternative Asset Trust

Ladies and Gentlemen:

Reference is made to the Post-Effective Amendment No. 3 to the Form S-1 Registration Statement (Reg. No. 333-74014) (the "Post-Effective Amendment") as filed with the United States Securities and Exchange Commission (the "SEC") on or about June 1, 2004, by you on behalf of Campbell Alternative Asset Trust, and the related Prospectus of Campbell Alternative Asset Trust. In connection with the foregoing, we hereby consent to the use of our name under the heading "Legal Matters" in the Post-Effective Amendment. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                                                 Very truly yours,

                                            /s/  RICHARDS, LAYTON & FINGER, P.A.